EXHIBIT 10.4

BENTLEY COMMUNICATIONS CORP.
9800 S. Sepulveda Blvd, Suite 625
Los Angeles, California  90045
VOX:  310-342-0760      FAX:  310-342-0604



September 07, 2000



                                Letter of Intent

This document shall serve as a, "Letter of Intent" whereby Bentley Communications Corp. and Gen Ni Trading Co., Limited of Hong Kong, wishes to explore cooperation in several fields. Both parties have agreed to the following actions:

Gen Ni Trading Co., Limited shall assist Bentley in sources and markets men's and women's sportswear, jeanswear and childrenswear.

Bentley Communications Corp. and Gen Ni Trading Co., Limited agree to explore other areas of interest that may arise in the future.


Bentley Communications Corp.

/s/ Gordon Lee
------------------------------------
Gordon F. Lee / CEO


Gen Ni Trading Co., Limited


Manager/Director